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                                                                    EXHIBIT 23.3

                 CONSENT OF ORRICK, HERRINGTON & SUTCLIFFE LLP

  We hereby consent to the use of our name wherever it appears in the Registration Statement in the form to be filed by Transamerica Finance Corporation on December 16, 1998 (the "Registration Statement"), the related Prospectus and Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement.

                                        /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                        ORRICK, HERRINGTON & SUTCLIFFE LLP

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